                                                                   EXHIBIT 99.h3

               CUSTOMER IDENTIFICATION PROGRAM RELIANCE AGREEMENT
               --------------------------------------------------

        THIS  CUSTOMER  IDENTIFICATION  PROGRAM  RELIANCE  AGREEMENT is made and entered  into this 26th day of August,  2004,  by and among each of the open-end management investment companies listed on SCHEDULE A, attached hereto, as of the dates noted on such  SCHEDULE A,  together  with all other  open-end  management investment companies subsequently established and made subject to this Agreement in accordance with Section 2 (the "Issuers").

        WHEREAS, each of the Issuers is regulated by the Securities and Exchange
Commission ("SEC"), a federal functional regulator; and

        WHEREAS,  each of the Issuers is subject to an SEC rule  implementing 31
U.S.C.  5318(h)  (the "CIP  Rule"),  which  requires  the Issuers to implement a written Customer Identification Program ("CIP"); and

        WHEREAS, each of the Issuers is part of the American Century mutual fund complex  and,  as  such,  has  adopted  and  implemented  the  American  Century
Anti-Money  Laundering Program (the "AML Program"),  including the CIP contained therein; and

        WHEREAS,  from  time  to time a  shareholder  of one of the  Issuers  (a
"Predecessor Issuer") may seek to become a shareholder of another of the Issuers
(a  "Subsequent  Issuer"),  by exchange,  transfer,  investment  of new funds or otherwise; and

        WHEREAS,  it is  reasonable  for a  Subsequent  Issuer  to  rely  on the performance  by a  Predecessor  Issuer (or its agent) of the  procedures  of the
American Century CIP; and

        WHEREAS,  the CIP Rule contemplates and permits such reliance,  provided that the Issuers enter into a contract with respect thereto;

        NOW,  THEREFORE,  in  consideration  of the  mutual  promises  set forth herein, the parties agree as follows:

        Section 1. Annual Certification

        Each Issuer shall certify  annually to each of the other Issuers that it has  implemented  the AML Program  and that it (or its agent)  will  perform the specific requirements of the CIP. Such certification shall be made substantially in the form set forth on SCHEDULE B, attached hereto.

         Section 2.        Amendment

        This Agreement and the Schedules forming a part hereto may be amended at any time by a writing  signed by each of the parties  hereto.  In the event that any additional  Issuers are to be made parties to this  Agreement,  whether such funds were in existence at the time of the effective  date of this  Agreement or subsequently formed,  SCHEDULE A hereto shall be amended to reflect the addition of such new Issuers and such new Issuers shall thereafter become parties hereto.
In the  event  that any of the  Issuers  listed on  SCHEDULE  A  terminates  its registration as a management investment company, or otherwise ceases operations,
SCHEDULE A shall be amended to reflect the deletion of such Issuers.

                                AMERICAN CENTURY ASSET ALLOCATION
                                    PORTFOLIOS, INC.
                                AMERICAN CENTURY CALIFORNIA TAX-FREE AND
                                    MUNICIPAL FUNDS
                                AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                                AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                                AMERICAN CENTURY INVESTMENT TRUST
                                AMERICAN CENTURY MUNICIPAL TRUST
                                AMERICAN CENTURY MUTUAL FUNDS, INC.
                                AMERICAN CENTURY QUANTITATIVE EQUITY
                                    FUNDS, INC
                                AMERICAN CENTURY STRATEGIC ASSET
                                    ALLOCATIONS, INC.
                                AMERICAN CENTURY TARGET MATURITIES TRUST
                                AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                                AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.
                                AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                By:     /s/ Charles A. Etherington
                                        ---------------------------------------
                                        Charles A. Etherington
                                        Vice President

                                       2

                                   SCHEDULE A

   ISSUERS COVERED BY THIS CUSTOMER IDENTIFICATION PROGRAM RELIANCE AGREEMENT

ISSUER                                                   DATE OF AGREEMENT
------                                                   -----------------

AMERICAN CENTURY CALIFORNIA TAX-FREE
    AND MUNICIPAL FUNDS                                  October 1, 2003
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.                October 1, 2003
AMERICAN CENTURY GOVERNMENT INCOME TRUST                 October 1, 2003
AMERICAN CENTURY INTERNATIONAL BOND FUNDS                October 1, 2003
AMERICAN CENTURY INVESTMENT TRUST                        October 1, 2003
AMERICAN CENTURY MUNICIPAL TRUST                         October 1, 2003
AMERICAN CENTURY MUTUAL FUNDS, INC.                      October 1, 2003
AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC          April 26, 2004
AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.       October 1, 2003
AMERICAN CENTURY TARGET MATURITIES TRUST                 October 1, 2003
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.               October 1, 2003
AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.            October 1, 2003
AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.                October 1, 2003

                                   SCHEDULE B

                          FORM OF ANNUAL CERTIFICATION

        Pursuant  to  that  certain  Customer  Identification  Program  Reliance
Agreement,  dated  April 26,  2004 (the  "Agreement"),  each of the  undersigned
Issuers hereby certifies to every other undersigned Issuer as follows:

        (1)     Each Issuer has  implemented  the  American  Century  Anti-Money
                Laundering Program; and

        (2)     Each   Issuer  (or  its  agent)  will   perform   the   specific
                requirements  of the American  Century  Customer  Identification
                Program.

                               AMERICAN CENTURY CALIFORNIA TAX-FREE AND
                                   MUNICIPAL FUNDS
                               AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                               AMERICAN CENTURY GOVERNMENT INCOME TRUST
                               AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                               AMERICAN CENTURY INVESTMENT TRUST
                               AMERICAN CENTURY MUNICIPAL TRUST
                               AMERICAN CENTURY MUTUAL FUNDS, INC.
                               AMERICAN CENTURY QUANTITATIVE EQUITY
                                    FUNDS, INC.
                               AMERICAN CENTURY STRATEGIC ASSET
                                   ALLOCATIONS, INC.
                               AMERICAN CENTURY TARGET MATURITIES TRUST
                               AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                               AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.
                               AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                               By:
                                       -------------------------------------
                                       [Name]
                                       [Title]

                               Dated:
                                       -------------------------------------